EXBHIBIT 99.1

GREENMAN

TECHNOLOGIES

www.greenman.biz

News Release

FOR IMMEDIATE RELEASE

Contacts:	Chuck Coppa, CFO or Lyle Jensen, CEO
GreenMan Technologies, Inc. 781-224-2411
Investor Relations Contacts: John Nesbett or Jennifer Belodeau
Institutional Marketing Services (IMS), 203-972-9200

GreenMan Technologies Completes Divestiture of Green Tech Products Subsidiary

-Company To Focus Exclusively on Diesel Dual Fuel Conversion Business-

Lynnfield, MA – August 2, 2011  ---  GreenMan Technologies, Inc. (OTCQB:GMTI) announced today that it has completed the sale of substantially all of the assets of Green Tech Products, Inc., its molded recycled rubber products subsidiary located in Carlisle, Iowa, to Irish Knight Holdings, L.L.C. Pursuant to the terms of the agreement, Irish Knight Holdings purchased substantially all assets and assumed substantially all of Green Tech’s liabilities (which were approximately $1.6 million at June 30, 2011) and provided additional consideration in the form of a promissory note in the principal amount of $100,000  and $50,000 in inventory credits toward the purchase of products and services.

Lyle Jensen, GreenMan’s President and Chief Executive Officer stated, “The divestiture of our Green Tech subsidiary simplifies our business structure and allows us to focus our resources solely on the continued growth of our American Power Group (“APG”) subsidiary. Our dual fuel technology has generated significant interest domestically and internationally for use in both stationary and vehicular applications and we believe this divestiture will enable us to align our efforts to capitalize on the growth opportunity that APG represents.”

About GreenMan Technologies

GreenMan’s alternative energy subsidiary, American Power Group, Inc., provides a cost-effective patented dual fuel conversion technology for diesel engines and diesel generators. American Power Group's dual fuel technology is a unique non-invasive energy enhancement system that converts existing diesel engines into more efficient and environmentally friendly engines that have the flexibility to run on: (1) diesel fuel and compressed natural gas; (2) diesel fuel and liquid natural gas; (3) diesel fuel and well-head gas; and (4) diesel fuel and bio-methane, with the flexibility to return to 100% diesel fuel operation at any time. The proprietary technology seamlessly displaces 40% to 60% of the normal diesel fuel consumption and the energized fuel balance is maintained with a proprietary electronic controller system ensuring the engines operate at engine manufacturers’ specified temperatures and pressures.  Installation on a wide variety of engine models and end-market applications requires no engine modifications unlike the more expensive invasive alternative fuel systems in the market.   See additional information at: www.greenman.biz. and www.americanpowergroupinc.com.

Caution Regarding Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risks and uncertainties that may individually or collectively impact the matters herein described, including but not limited to the risk that we may not be able to complete the transactions described in this release, the fact that we have sold the tire recycling operations which have historically generated substantially all our revenue; the risk that we may not be able to increase the revenue or improve the operating results of our American Power Group division; the risk that we may not be able to return to sustained profitability; the risk that we may not be able to secure additional funding necessary to grow our business, on acceptable terms or at all; the risk that if we have to sell securities in order to obtain financing, the rights of our current stockholders may be adversely affected; the risk that we may not be able to increase the demand for our products and services; the risk that we may not be able to adequately protect our intellectual property; and risks of possible adverse effects of economic, governmental, seasonal and/or other factors outside the control of the Company, which are detailed from time to time in the Company's SEC reports, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2010. The Company disclaims any intent or obligation to update these "forward-looking" statements.